UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2011

Exact Sciences Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

441 Charmany Drive
Madison, Wisconsin  53719
(Address of Principal Executive Offices)(Zip Code)

(Registrant’s telephone number, including area code):  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 22, 2011, Exact Sciences Corporation (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as Rights Agent.

In connection with the Rights Agreement, the Board of Directors (the “Board”) of the Company declared a dividend of one preferred stock purchase right (individually, a “Right” and collectively, the “Rights”) for each share of common stock, par value $0.01 per share (the “Common Stock”), of the Company outstanding at the close of business on March 15, 2011 (the “Record Date”).  Each Right will entitle the registered holder thereof, after the Rights become exercisable and until February 22, 2021 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company, at a price of $50.00 per one one-thousandth of a share of Preferred Stock, subject to certain adjustments (the “Purchase Price”).

Until the earlier to occur of (i) the close of business on the tenth (10th) calendar day following a public announcement that a person or group of affiliated or associated persons or any person acting in concert therewith (other than an Existing Holder as described below) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock (including, without duplication, the number of shares that are synthetically owned pursuant to derivative transactions or ownership of derivative securities, if such person owns 5% or more of the Common Stock) (an “Acquiring Person”) or (ii) the close of business on the tenth (10th) business day (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons or any person acting in concert therewith becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Stock (the earlier of (i) and (ii) being called the “Distribution Date”; provided, however, if the earlier of (i) and (ii) occurs on or prior to the Record Date, then the Distribution Date shall be the Record Date), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates or, with respect to any uncertificated Common Stock registered in book entry form, by notation in book entry.

The Rights Agreement provides that any person who beneficially owned 15% or more of the Common Stock immediately prior to the first public announcement of the adoption of the Rights Agreement (each, an “Existing Holder”) shall not be deemed an “Acquiring Person” for purposes of the Rights Agreement unless such Existing Holder becomes the beneficial owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock).  The Rights Agreement also provides that the Company and its subsidiaries are exempt persons under the Rights Agreement that shall not be deemed “Acquiring Persons” for purposes of the Rights Agreement.

The Rights will be transferred only with the Common Stock until the Distribution Date or earlier redemption, exchange, termination or expiration of the Rights.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.  The Rights are not exercisable until the Distribution Date.  The Rights will expire at the close of business on February 22, 2021, unless earlier redeemed or exchanged by the Company or terminated.

Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (i) $1.00 or (ii) 1,000 times the dividend, if any, declared per share of Common Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends), provided that such holders of the Preferred Stock will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock.  Each share of Preferred Stock will have 1,000 votes and will vote together with the Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred

Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.  The Preferred Stock will not be redeemable. The Rights are protected by customary anti-dilution provisions.  Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Stock (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of or any person acting in concert with an Acquiring Person and the shares of Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of the Right.  In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Stock, the Board may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become null and void), in whole or in part, for shares of Common Stock at an exchange rate of one share of Common Stock per Right (subject to adjustment).

The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) by the Board at any time prior to the time that an Acquiring Person has become such.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

One Right will be distributed to the stockholders of the Company for each share of Common Stock owned of record by them on the Record Date.  As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights.  The Company has agreed that, from and after the Distribution Date, the Company will reserve 1,200,000 shares of Preferred Stock initially for issuance upon exercise of the Rights.

Any of the provisions of the Rights Agreement may be amended by the Board for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or any group of affiliated or associated persons or any person acting in concert with an Acquiring Person).

The Rights Agreement specifying the terms of the Rights is incorporated herein by reference as an exhibit to this Current Report on Form 8-K.  The foregoing summary description of the Rights and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which has been filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A with the Securities and Exchange Commission on February 23, 2011.

Item 3.03.      Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the approval of the Rights Agreement (and as described in Item 1.01 above), on February 8, 2011, the Board adopted the Certificate of Designations of Series A Junior Participating Preferred Stock of Exact Sciences Corporation (the “Certificate of Designations”).  The Company filed the Certificate of Designations with the Secretary of State of the State of Delaware on February 23, 2011.

The summary description of the Certificate of Designations and the rights, preferences and privileges of the Preferred Stock set forth under Item 1.01 above does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which has been previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form 8-A with the Securities and Exchange Commission on February 23, 2011, and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

3.1

Certificate of Designations of Series A Junior Participating Preferred Stock of Exact Sciences Corporation (incorporated by reference to Exhibit 3.1 of Exact Science Corporation’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 23, 2011)

4.1

Rights Agreement, dated as of February 22, 2011, by and between Exact Sciences Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 of Exact Science Corporation’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 23, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: February 23, 2011	By:	/s/ Maneesh Arora
Maneesh Arora
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1

Certificate of Designations of Series A Junior Participating Preferred Stock of Exact Sciences Corporation (incorporated by reference to Exhibit 3.1 of Exact Science Corporation’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 23, 2011)

4.1

Rights Agreement, dated as of February 22, 2011, by and between Exact Sciences Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 of Exact Science Corporation’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 23, 2011)